SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FOMENTO ECONÓMICO MEXICANO, S.A.B. DE C.V.

(Exact Name of Registrant as Specified in Its Charter)

UNITED MEXICAN STATES

(State of Incorporation or Organization)

NOT APPLICABLE

(I.R.S. Employer Identification No.)

General Anaya No. 601 Pte.

Colonia Bella Vista

Monterrey, Nuevo León 64410

México

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
3.500% Senior Notes due 2050	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-233960

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to Be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 8 through 22 of the Prospectus dated September 26, 2019, included in the Registration Statement on Form F-3 of Fomento Económico Mexicano, S.A.B. de C.V. (the “Company”) (Registration No. 333- 233960), as supplemented by the information under the headings “Risk Factors” and “Description of Notes” on pages S-8 and S-11 through S-14, respectively, of the related Prospectus Supplement, dated January 13, 2020.

Item 2.	Exhibits.

Reference is made to the Exhibits Index included herewith which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

FOMENTO ECONÓMICO MEXICANO, S.A.B. DE C.V. (Registrant)

By:	/s/ Gerardo Estrada Attolini

Name: Gerardo Estrada Attolini
Title: Director of Corporate Finance

By:	/s/ Carlos Eduardo Aldrete Ancira

Name: Carlos Eduardo Aldrete Ancira
Title: General Counsel

Date: January 16, 2020

EXHIBITS INDEX

Exhibit No.	Description

99.1	Prospectus, dated September 26, 2019, incorporated by reference to the Registration Statement on Form F-3 by the Company filed with the SEC on September 26, 2019 (Registration No. 333-233960).

99.2	Prospectus Supplement, dated January 13, 2020, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company on January 13, 2020.

99.3	Indenture, dated April 8, 2013, between the Company and The Bank of New York Mellon, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-3 filed by the Company with the SEC on April 9, 2013 (Registration No. 333-187806).

99.4	Third Supplemental Indenture, dated as of January 16, 2020, between the Company and The Bank of New York Mellon, as trustee, security registrar, paying agent and transfer agent, relating to the 3.500% Senior Notes due 2050, including the form of global note, incorporated by reference to Exhibit 4.1 of the report on Form 6-K filed by the Company with the SEC on January 16, 2020.